KKR & Co. Inc. Reports Third Quarter 2022 Financial Results November 1, 2022

i New York, November 1, 2022 – KKR & Co. Inc. (NYSE: KKR) today reported its third quarter 2022 results. Conference Call A conference call to discuss KKR's financial results will be held on November 1, 2022 at 10:00 a.m. ET. The conference call may be accessed by dialing +1 (877) 407-0312 (U.S. callers) or +1 (201) 389-0899 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at https://ir.kkr.com/events-presentations/. A replay of the live broadcast will be available on KKR's website beginning approximately one hour after the live broadcast ends. About KKR KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of The Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co. “KKR's third quarter and year-to-date results demonstrate the strength and resiliency of our business model. We continue to build and diversify, with AUM more than doubling over the last two years and Real Assets AUM more than tripling to $118 billion. In our experience, market dislocations create investment opportunity, and with $113 billion of dry powder, we are very well positioned.” Joseph Y. Bae and Scott C. Nuttall Co-Chief Executive Officers KKR Reports Third Quarter 2022 Financial Results

ii Legal Disclosures This presentation has been prepared by KKR & Co. Inc. solely for informational purposes for its public stockholders in connection with evaluating the business, operations and financial results of KKR & Co. Inc. and its subsidiaries (collectively, “KKR”), which includes The Global Atlantic Financial Group LLC and its subsidiaries (collectively, “Global Atlantic”) as of February 1, 2021. This presentation is not and shall not be construed as an offer to purchase or sell, or the solicitation of an offer to purchase or sell any securities of KKR & Co. Inc. This presentation may not be distributed, referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by KKR & Co. Inc. The statements contained in this presentation are made as of the date of this presentation (other than financial figures, which are as of quarter end), unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any implication that there has been no change in the facts set forth in this presentation since that date. This presentation contains certain forward-looking statements pertaining to KKR, including with respect to the investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You can identify these forward-looking statements by the use of words such as "outlook," "believe," “think,” "expect," "potential," "continue," "may," "should," "seek," "approximately," "predict," "intend," "will," "plan," "estimate,“ "anticipate," the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. These forward-looking statements are based on KKR’s beliefs, assumptions and expectations, but these beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or within its control. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Past performance is no guarantee of future results. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date of this presentation except as required by law. Please see the Appendix for additional important information about forward looking statements, including the assumptions and risks concerning projections and estimates of future performance. This presentation includes certain non-GAAP and other operating and performance measures, including after-tax distributable earnings (or DE), fee related earnings (or FRE), book value, adjusted shares, and assets under management (or AUM). These non-GAAP measures are in addition to, and not a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. While we believe that providing these non-GAAP measures is helpful to investors in assessing the overall performance of KKR’s business, they may not include all items that are significant to an investor’s analysis of our financial results. Please see the Appendix for additional important information about the non-GAAP and other operating and performance measures presented herein and a reconciliation of non-GAAP measures to comparable GAAP measures. Please see the Appendix for other important information. In addition, information about factors affecting KKR, including a description of risks that should be considered when making a decision to purchase or sell any securities of KKR & Co. Inc., can be found in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022 and its other filings with the SEC, which are available at www.sec.gov. Contact Information Investor Relations Craig Larson Phone: +1 (877) 610-4910 in U.S. / +1 (212) 230-9410 investor-relations@kkr.com Media Kristi Huller Phone: +1 (212) 750-8300 media@kkr.com KKR Reports Third Quarter 2022 Financial Results

KKR & Co. Inc. Third Quarter Earnings

# KKR's Third Quarter 2022 GAAP Results (Unaudited)

- GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Common Stockholders was $(91.6) million for the quarter. GAAP Stockholders' Equity Per Outstanding Share of Common Stock was $19.00 at quarter end.

| ($ in thousands, except per share data) | 3Q'21 | 3Q'22 | 3Q'21 YTD | 3Q'22 YTD |
|---|---|---|---|---|
| **Revenues** | | | | |
| Asset Management | $ 2,245,635 | $ 101,066 | $ 7,624,512 | $ (372,376) |
| Insurance | 2,237,730 | 1,757,347 | 4,558,040 | 3,564,876 |
| **Total Revenues** | **$ 4,483,365** | **$ 1,858,413** | **$ 12,182,552** | **$ 3,192,500** |
| **Expenses** | | | | |
| Asset Management | 1,234,252 | 475,698 | 4,078,616 | 1,535,753 |
| Insurance | 1,950,990 | 1,458,817 | 4,194,883 | 2,763,044 |
| **Total Expenses** | **$ 3,185,242** | **$ 1,934,515** | **$ 8,273,499** | **$ 4,298,797** |
| **Total Investment Income (Loss) - Asset Management** | **$ 2,362,804** | **$ 23,949** | **$ 8,712,521** | **$ (3,934)** |
| Income Tax Expense (Benefit) | 379,282 | 27,434 | 1,161,688 | (128,836) |
| Redeemable Noncontrolling Interests | 1,519 | 1,601 | 2,856 | 1,546 |
| Noncontrolling Interests | 2,123,569 | (6,792) | 7,315,362 | (41,341) |
| Preferred Stock Dividends | 25,203 | 17,250 | 88,397 | 51,750 |
| **Net Income (Loss) - KKR Common Stockholders** | **$ 1,131,354** | **$ (91,646)** | **$ 4,053,271** | **$ (993,350)** |
| **Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Common Stock** | | | | |
| Basic | $ 1.94 | $ (0.11) | $ 6.98 | $ (1.40) |
| Diluted | $ 1.80 | $ (0.11) | $ 6.52 | $ (1.40) |
| **Weighted Average Shares of Common Stock Outstanding** | | | | |
| Basic | 583,030,506 | 859,833,444 | 580,742,033 | 711,908,107 |
| Diluted | 637,416,100 | 859,833,444 | 629,620,055 | 711,908,107 |

| | 4Q'21 | 3Q'22 |
|---|---|---|
| **KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Common Stock** | **$ 27.64** | **$ 19.00** |

Note: All figures in this presentation are as of September 30, 2022, unless otherwise specifically indicated. YTD 3Q'21 results only include the results of Global Atlantic for the eight months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for GAAP income statement and GAAP balance sheet. Totals may not add due to rounding. As required under GAAP, for the quarter and nine months ended September 30, 2022, unvested shares of common stock of KKR & Co. Inc. are excluded from the calculation of diluted earnings per share of common stock because inclusion of such unvested shares of common stock would be antidilutive having the effect of decreasing the loss per share of common stock.

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2 Financial Measures • Fee Related Earnings (“FRE”) of $542 million ($0.61/adj. share) in the quarter, up 2% year-over-year • FRE was $2.2 billion in the LTM ($2.51/adj. share), up 24% year-over-year • After-tax Distributable Earnings (“DE”) of $824 million ($0.93/adj. share) in the quarter, down 11% year-over-year • DE was $4.0 billion in the LTM ($4.57/adj. share), up 32% year-over-year • Book Value Per Adjusted Share (“BVPS”) of $26.56 at quarter end including $19.93 per adj. share of Net Cash and Total Investments Capital Metrics • Assets Under Management (“AUM”) of $496 billion, up 8% year-over-year • Fee Paying Assets Under Management (“FPAUM”) of $398 billion, up 14% year- over-year • Uncalled Commitments of $113 billion, up 1% year-over-year • New Capital Raised of $13 billion in the quarter and $84 billion in the LTM • Capital Invested of $16 billion in the quarter and $79 billion in the LTM Corporate • Regular dividend of $0.155 per share of common stock was declared for the quarter KKR’s Third Quarter 2022 Highlights Note: Net Cash and Total Investments is calculated as Cash and Short-term Investments, less Debt Obligations – KKR and KFN, plus Investments and Global Atlantic Book Value. Adj. share refers to adjusted shares. See the Appendix for GAAP reconciliations and other important information. See page 26 for record and payment dates for common and preferred stock.

# KKR's Third Quarter 2022 Segment Earnings

| ($ in thousands, except per share data) | | 3Q'21 | | 3Q'22 | | 3Q'21 YTD | | 3Q'22 YTD |
|---|---|---|---|---|---|---|---|---|
| Management Fees | $ | 559,016 | $ | 670,534 | $ | 1,478,878 | $ | 1,950,389 |
| Transaction and Monitoring Fees, Net | | 249,670 | | 167,455 | | 645,108 | | 580,794 |
| Fee Related Performance Revenues | | 9,897 | | 49,924 | | 34,760 | | 71,974 |
| Fee Related Compensation | | (184,224) | | (199,780) | | (485,760) | | (585,748) |
| Other Operating Expenses | | (104,772) | | (146,370) | | (309,483) | | (409,489) |
| **Fee Related Earnings** | **$** | **529,587** | **$** | **541,763** | **$** | **1,363,503** | **$** | **1,607,920** |
| Realized Performance Income | | 432,784 | | 497,860 | | 1,222,403 | | 1,837,925 |
| Realized Performance Income Compensation | | (274,955) | | (322,927) | | (797,965) | | (1,180,990) |
| Realized Investment Income | | 447,565 | | 284,979 | | 1,277,701 | | 911,221 |
| Realized Investment Income Compensation | | (67,142) | | (42,747) | | (191,663) | | (136,683) |
| **Asset Management Segment Operating Earnings** | | **1,067,839** | | **958,928** | | **2,873,979** | | **3,039,393** |
| **Insurance Segment Operating Earnings** | | **114,989** | | **127,022** | | **305,774** | | **380,063** |
| **Distributable Operating Earnings** | | **1,182,828** | | **1,085,950** | | **3,179,753** | | **3,419,456** |
| Interest Expense and Other | | (72,037) | | (88,267) | | (218,979) | | (246,497) |
| Income Taxes Paid | | (185,645) | | (173,949) | | (449,814) | | (540,909) |
| **After-tax Distributable Earnings** | **$** | **925,146** | **$** | **823,734** | **$** | **2,510,960** | **$** | **2,632,050** |
| **Additional Financial Measures and Capital Metrics:** | | | | | | | | |
| FRE per Adjusted Share | $ | 0.60 | $ | 0.61 | $ | 1.55 | $ | 1.82 |
| After-tax DE per Adjusted Share | $ | 1.05 | $ | 0.93 | $ | 2.85 | $ | 2.98 |
| Total Asset Management Segment Revenues | $ | 1,698,932 | $ | 1,670,752 | $ | 4,658,850 | $ | 5,352,303 |
| Assets Under Management | $ | 459,081,000 | $ | 496,219,000 | $ | 459,081,000 | $ | 496,219,000 |
| Fee Paying Assets Under Management | $ | 349,079,000 | $ | 397,627,000 | $ | 349,079,000 | $ | 397,627,000 |

Note: See Appendix for GAAP reconciliations, endnotes about taxes affecting After-tax Distributable Earnings and other important information.

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4 Management Fees and Fee Related Earnings Fee Related Earnings Per Adjusted ShareManagement Fees • Increased by 35% to $2.5 billion in the LTM • Growth has been driven by an increase in Fee Paying AUM from organic capital raised ($ in millions) • Grew 24% in the LTM driven by the 35% increase in management fees over the period • FRE margin exceeded 60% in both periods $1,249 $1,442 $2,071 $1,878 $2,543 2019 2020 2021 LTM 3Q'21 LTM 3Q'22 58% 61% $2.02 $2.51 63% 62% FRE per adjusted share FRE margin LTM 3Q'21 LTM 3Q'22

5 Assets Under Management • AUM increased to $496 billion, up 8% year-over-year, with $13 billion of organic new capital raised in the quarter and $84 billion in the LTM • Fee Paying AUM of $398 billion, up 14% year-over-year, with $16 billion of organic new capital raised in the quarter and $81 billion in the LTM • Perpetual Capital reached $186 billion, up 24% year-over-year driven primarily by the growth of Global Atlantic and the acquisition of KJRM. Perpetual capital represents 38% of AUM and 46% of FPAUM AUM Fee Paying AUM Perpetual Capital ($ in billions) ($ in billions) ($ in billions) Note: Perpetual capital is capital of indefinite duration, which may be reduced or terminated under certain conditions. See Appendix for endnotes about perpetual capital and other important information. $459 $496 3Q'21 3Q'22 $349 $398 3Q'21 3Q'22 $150 $186 3Q'21 3Q'22

6 Additional Capital Detail Uncalled Commitments ($ in billions) • Dry Powder: Uncalled commitments of $113 billion are diversified across the firm’s strategies and are up 1% year-over-year • AUM Not Yet Paying Fees: At quarter end, there was $43 billion of committed capital with a weighted average management fee rate of ~100 bps that becomes payable when the capital is invested or enters its investment period, up 12% year-over-year • Carry Eligible AUM: Of the $248 billion of carried interest eligible AUM, $143 billion is above cost and accruing carry • Performance Fee Eligible AUM: $314 billion, up 6% year-over-year Note: See Appendix for endnotes for additional information. $111 $113 3Q'21 3Q'22 Total Performance Fee Eligible AUM ($ in billions) $296 $314 3Q'21 3Q'22

7 3Q'22 5% Private Equity Real Assets Opportunistic Real Estate Portfolio Infrastructure Portfolio Credit Alternative Credit Composite • Gross unrealized carried interest totals $4.6 billion as of September 30, 2022 Traditional Private Equity Portfolio LTM Gross Return 1% -8%-4% 3%-1% 11%-1% Note: Traditional Private Equity does not include Core or Growth. See Appendix for endnotes explaining composition of the portfolios and composites presented on this page and for other important information. Past performance is no guarantee of future results. Leveraged Credit Composite -5%1% Fund Investment Performance

8 Gross IRR Inception-to-Date at 3Q'22 Across Recent Funds 27% 15% 16% 21% 28% 25% 33% 10% 18% 31% 20% 33% 25% 12% 15% 16% 6% 4% Americas XII PE Europe V PE Asia IV PE Core PE Next Gen Tech II Health Care Growth I Impact I Global III Infra Asia Pacific Infra RE Americas II RE Europe II RE Asia Core+ RE Americas Dislocation I Europe Direct Lending II Direct Lending III Bank Loans Plus High Yield European Leveraged Loans Note: Past performance is no guarantee of future results. Please see the endnotes for details on important information. (1) Uses gross time weighted return inception-to-date given open-ended structure. (1) Private Equity Real Assets Credit

Segment Detail

# Asset Management Segment – Private Equity

- **AUM:** Decreased 4% quarter-over-quarter and 2% year-over-year to $165 billion with organic new capital raised of $1 billion in the quarter and $16 billion YTD
- **Realizations:** Carried Interest in 3Q driven largely by the monetization of CHI Overhead Doors, as well as multiple stock sales across Traditional Private Equity
- **Capital Invested:** $4 billion in the quarter and $14 billion YTD. In 3Q, deployment was driven by Core Private Equity and Traditional Private Equity
- **Appreciation:** Strong performance in private holdings offset the decline in public holdings resulting in the Traditional PE portfolio only declining 8% in the LTM

| ($ in thousands) | | 3Q'21 | | 3Q'22 | | 3Q'21 YTD | | 3Q'22 YTD |
|---|---|---|---|---|---|---|---|---|
| Management Fees | $ | 261,906 | $ | 295,234 | $ | 694,924 | $ | 876,517 |
| Transaction and Monitoring Fees, Net | | 43,368 | | 41,436 | | 96,443 | | 91,301 |
| Fee Related Performance Revenues | | — | | — | | — | | — |
| **Fee Related Revenues** | **$** | **305,274** | **$** | **336,670** | **$** | **791,367** | **$** | **967,818** |
| Carried Interest | $ | 401,902 | $ | 484,560 | $ | 1,111,265 | $ | 1,698,473 |
| Incentive Fees | | — | | — | | 1,276 | | 24,056 |
| **Realized Performance Income** | **$** | **401,902** | **$** | **484,560** | **$** | **1,112,541** | **$** | **1,722,529** |
| **Capital Metrics:** | | | | | | | | |
| Assets Under Management | $ | 168,108,000 | $ | 165,470,000 | $ | 168,108,000 | $ | 165,470,000 |
| Fee Paying Assets Under Management | $ | 88,212,000 | $ | 99,099,000 | $ | 88,212,000 | $ | 99,099,000 |
| Capital Invested | $ | 6,313,000 | $ | 4,042,000 | $ | 11,805,000 | $ | 14,126,000 |
| Uncalled Commitments | $ | 63,300,000 | $ | 66,717,000 | $ | 63,300,000 | $ | 66,717,000 |

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# Asset Management Segment – Real Assets

- **AUM:** Increased 4% quarter-over-quarter and 48% year-over-year to $118 billion with organic new capital raised of $6 billion in the quarter and $27 billion YTD
- **Realizations:** Carried Interest YTD 3Q driven largely by the monetization of multiple Opportunistic Real Estate assets
- **Capital Invested:** $5 billion in the quarter and $22 billion YTD. In 3Q, deployment was driven by Global Infrastructure across the US and Europe
- **Appreciation:** The Opportunistic Real Estate portfolio appreciated 11% and the Infrastructure portfolio appreciated 5% in the LTM

| ($ in thousands) | | 3Q'21 | | 3Q'22 | | 3Q'21 YTD | | 3Q'22 YTD |
|---|---|---|---|---|---|---|---|---|
| Management Fees | $ | 123,786 | $ | 178,652 | $ | 296,032 | $ | 494,172 |
| Transaction and Monitoring Fees, Net | | 5,843 | | 6,730 | | 12,896 | | 15,929 |
| Fee Related Performance Revenues | | 1,568 | | 39,284 | | 4,821 | | 42,709 |
| **Fee Related Revenues** | **$** | **131,197** | **$** | **224,666** | **$** | **313,749** | **$** | **552,810** |
| Carried Interest | $ | 11,212 | $ | 11,934 | $ | 57,225 | $ | 97,244 |
| Incentive Fees | | — | | — | | — | | — |
| **Realized Performance Income** | **$** | **11,212** | **$** | **11,934** | **$** | **57,225** | **$** | **97,244** |
| **Capital Metrics:** | | | | | | | | |
| Assets Under Management | $ | 79,474,000 | $ | 117,771,000 | $ | 79,474,000 | $ | 117,771,000 |
| Fee Paying Assets Under Management | $ | 59,848,000 | $ | 100,354,000 | $ | 59,848,000 | $ | 100,354,000 |
| Capital Invested | $ | 8,424,000 | $ | 4,640,000 | $ | 15,180,000 | $ | 21,745,000 |
| Uncalled Commitments | $ | 37,981,000 | $ | 31,205,000 | $ | 37,981,000 | $ | 31,205,000 |

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# Asset Management Segment – Credit and Liquid Strategies

- **AUM:** Increased 4% quarter-over-quarter and 1% year-over-year to $213 billion with organic new capital raised of $7 billion in the quarter and $22 billion YTD
  - New capital raised in the quarter came from a diverse set of leveraged credit and private credit strategies across all geographies
- **Capital Invested:** $7 billion in the quarter and $20 billion YTD. 3Q deployment was most active in private credit and direct lending
- **Appreciation:** The Leveraged Credit composite declined 5%, with the Alternative Credit composite up 3% in the LTM

| ($ in thousands) | | 3Q'21 | | 3Q'22 | | 3Q'21 YTD | | 3Q'22 YTD |
|---|---|---|---|---|---|---|---|---|
| Management Fees | $ | 173,324 | $ | 196,648 | $ | 487,922 | $ | 579,700 |
| Transaction and Monitoring Fees, Net | | 4,397 | | 3,224 | | 8,569 | | 17,642 |
| Fee Related Performance Revenues | | 8,329 | | 10,640 | | 29,939 | | 29,265 |
| **Fee Related Revenues** | **$** | **186,050** | **$** | **210,512** | **$** | **526,430** | **$** | **626,607** |
| Carried Interest | $ | — | $ | — | $ | 15,336 | $ | 4,153 |
| Incentive Fees | | 19,670 | | 1,366 | | 37,301 | | 13,999 |
| **Realized Performance Income** | **$** | **19,670** | **$** | **1,366** | **$** | **52,637** | **$** | **18,152** |
| **Capital Metrics:** | | | | | | | | |
| Assets Under Management | $ | 211,499,000 | $ | 212,978,000 | $ | 211,499,000 | $ | 212,978,000 |
| Fee Paying Assets Under Management | $ | 201,019,000 | $ | 198,174,000 | $ | 201,019,000 | $ | 198,174,000 |
| Capital Invested | $ | 9,678,000 | $ | 7,001,000 | $ | 22,848,000 | $ | 19,839,000 |
| Uncalled Commitments | $ | 9,711,000 | $ | 14,667,000 | $ | 9,711,000 | $ | 14,667,000 |

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# Asset Management Segment – Capital Markets

- **Transaction Fees:** Totaled $116 million in the quarter and $456 million YTD. The quarterly year-over-year decline is consistent with a reduction in industry-wide capital markets activity
  - 3Q fees by geography and transaction type:
    - 62% came from North American transactions with 38% from Europe plus Asia
    - Infrastructure was the largest fee generating strategy with 49% of total fees, followed by Traditional Private Equity and Core Private Equity generating 20% and 19% of fees, respectively
    - 71% of transaction fees were debt product focused

| ($ in thousands) | 3Q'21 | 3Q'22 | 3Q'21 YTD | 3Q'22 YTD |
|---|---|---|---|---|
| Transaction Fees | $ 196,062 | $ 116,065 | $ 527,200 | $ 455,922 |

# Asset Management Segment – Principal Activities

- **Realizations:** Realized Investment Income of $285 million in the quarter and $911 million YTD
  - Realizations in the quarter primarily driven by activity relating to Traditional Private Equity
- **Balance Sheet Investment Return:** Flat in the quarter and down 5% in the LTM
- **Embedded Gains:** $4.7 billion of embedded unrealized gains on the balance sheet at quarter end

| ($ in thousands) | 3Q'21 | 3Q'22 | 3Q'21 YTD | 3Q'22 YTD |
|---|---|---|---|---|
| Net Realized Gains (Losses) | $ 389,837 | $ 162,716 | $ 1,026,310 | $ 435,260 |
| Interest Income and Dividends | 57,728 | 122,263 | 251,391 | 475,961 |
| **Realized Investment Income** | **$ 447,565** | **$ 284,979** | **$ 1,277,701** | **$ 911,221** |

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# Insurance Segment

- **Net Investment Income:** Net Investment Income of $1,055 million in the quarter was driven primarily by an increase in invested assets from new business growth and higher yields on floating rate investments due to higher market interest rates and rotation into higher yielding assets. Variable investment income from realized gains on the sales of residential property investments was an additional driver
  - Global Atlantic AUM totals $132 billion, including $98 billion of Credit AUM
- **Net Cost of Insurance:** Net Cost of Insurance totaled $642 million in the quarter, driven primarily by both new business growth and the associated higher funding costs

| ($ in thousands) | 3Q'21 | 3Q'22 | 3Q'21 YTD | 3Q'22 YTD |
|---|---|---|---|---|
| Net Investment Income | $ 771,982 | $ 1,054,757 | $ 1,977,383 | $ 2,881,567 |
| Net Cost of Insurance | (436,415) | (642,443) | (1,076,566) | (1,664,664) |
| General, Administrative and Other | (139,489) | (161,242) | (338,325) | (472,795) |
| Pre-tax Insurance Operating Earnings | 196,078 | 251,072 | 562,492 | 744,108 |
| Income Taxes | (9,046) | (44,468) | (63,148) | (125,927) |
| Net Income Attributable to Noncontrolling Interests | (72,043) | (79,582) | (193,570) | (238,118) |
| **Insurance Segment Operating Earnings** | **$ 114,989** | **$ 127,022** | **$ 305,774** | **$ 380,063** |
| **Additional Financial Measures:** | | | | |
| Global Atlantic Book Value | 3,260,464 | 3,563,911 | 3,260,464 | 3,563,911 |

Note: KKR's 3Q'21 YTD results only include the results of Global Atlantic for the eight months beginning on February 1, 2021; comparability to prior and future periods may be limited. See Appendix for endnotes explaining certain terms. 3Q'22 and 3Q'22 YTD Net Investment Income includes $28 million ($10 million of segment operating earnings) and $88 million ($32 million of segment operating earnings), respectively, of realized gains and losses not related to asset/liability matching investments strategies. 3Q'21 and 3Q'21 YTD Net Investment Income included $51 million ($18 million of segment operating earnings), and $99 million ($35 million of segment operating earnings), respectively, of realized gains and losses not related to asset/liability matching investments strategies

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15 • Book Value Per Adjusted Share: Declined 5% year-over-year • Net Cash and Total Investments of $19.93 per adjusted share at 3Q'22, compared to $22.23 at 3Q'21 • Total Cash and Investments: $25 billion at quarter end • Global Atlantic Book Value: Reflects our ~61% economic ownership Book Value Book Value Per Adjusted Share Note: Total Cash and Investments is calculated as Cash and Short-term Investments, plus Investments and Global Atlantic Book Value. See Appendix for GAAP reconciliations, endnotes about book value, investments and other important information. ($ in millions, except per share data) 4Q'21 3Q'22 (+) Cash and Short-term Investments $ 4,869 $ 4,248 (+) Investments 17,764 17,686 (+) Net Unrealized Carried Interest 4,967 2,673 (+) Other Assets, Net 4,706 6,638 (+) Global Atlantic Book Value 3,372 3,564 (-) Debt Obligations - KKR 5,836 6,830 (-) Debt Obligations - KFN 949 949 (-) Tax Liabilities, Net 2,697 1,711 (-) Other Liabilities 775 1,671 (-) Noncontrolling Interests 33 31 Book Value $ 25,389 $ 23,617 Book Value Per Adjusted Share $ 28.77 $ 26.56 $14.20 $15.57 $19.24 $23.09 $28.77 $28.06 $26.56 4Q'17 4Q'18 4Q'19 4Q'20 4Q'21 3Q'21 3Q'22

16 Investments Detail Investment Holdings by Asset Class Note: Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet. See Appendix for endnotes and other important information. ($ in millions) 3Q'22 Investments Fair Value Traditional Private Equity $ 3,277 Core Private Equity 5,436 Growth Equity 806 Private Equity Total 9,519 Energy 970 Real Estate 2,147 Infrastructure 1,083 Real Assets Total 4,200 Leveraged Credit 1,010 Alternative Credit 882 Credit Total 1,892 Other 2,075 Total Investments $ 17,686 ($ in millions) 3Q'22 Top 5 Investments Fair Value Fair Value as % of Total Investments USI, Inc. $ 1,250 7% PetVet Care Centers, LLC 1,143 6% Heartland Dental, LLC 834 5% Exact Holding B.V. 469 3% Arnott's Biscuits Limited 431 2% Top 5 Investments 4,127 23% Other Investments 13,559 77% Total Investments $ 17,686 100% Traditional Private Equity 19% Core Private Equity 31% Growth Equity 5% Energy 5% Real Estate 12% Infrastructure 6% Leveraged Credit 6% Alternative Credit 5% Other 12%

Capital Detail

18 Assets Under Management Note: Perpetual capital is capital of indefinite duration, which may be materially reduced or terminated under certain conditions. See Appendix for endnotes about it and other important information. Duration of Capital Growth in Strategic & Perpetual Capital 91% of AUM is perpetual capital or has a duration of at least 8 years at inception Perpetual Capital Long-Dated Strategic Investor Partnerships 8+ Year Duration at Inception Other 50% of AUM is perpetual capital or long-dated strategic investor partnerships ($ in billions) $205 $244 $150 $186 $55 $57 3Q'21 3Q'22 Perpetual Capital 38% 12% 41% 9% Long-Dated Strategic Investor Partnerships

19 Nine Months Ended September 30, 2022 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 173,745 $ 83,303 $ 213,507 $ 470,555 New Capital Raised 15,894 26,947 22,120 64,961 Acquisitions and Other(3) — 13,779 7,997 21,776 Distributions and Other(4) (12,539) (4,990) (15,494) (33,023) Change in Value (11,630) (1,268) (15,152) (28,050) Ending Balance $ 165,470 $ 117,771 $ 212,978 $ 496,219 Assets Under Management Rollforward (1) Represents an adjustment reflecting a change in the fee base of Global Atlantic's management fees from market value to book value. (2) Includes $1,420 million of redemptions by fund investors in Credit and Liquid Strategies. (3) Reflects the AUM of KJRM at closing of $12,730 million within Real Assets and represents an adjustment reflecting a change in the fee base of Global Atlantic's management fees from market value to book value. (4) Includes $4,088 million of redemptions by fund investors in Credit and Liquid Strategies. Three Months Ended September 30, 2022 ($ in millions) Private Equity Real Assets Credit and Liquid Strategies Total Beginning Balance $ 171,541 $ 113,789 $ 205,362 $ 490,692 New Capital Raised 1,006 5,721 6,709 13,436 Acquisitions and Other(1) — 1,049 7,997 9,046 Distributions and Other(2) (4,507) (1,812) (5,211) (11,530) Change in Value (2,570) (976) (1,879) (5,425) Ending Balance $ 165,470 $ 117,771 $ 212,978 $ 496,219

# Fee Paying Assets Under Management Rollforward

| Three Months Ended September 30, 2022 | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| **($ in millions)** | | **Private Equity** | | **Real Assets** | | **Credit and Liquid Strategies** | | **Total** |
| **Beginning Balance** | $ | **98,316** | $ | **93,258** | $ | **192,896** | $ | **384,470** |
| New Capital Raised | | 2,135 | | 9,764 | | 4,392 | | 16,291 |
| Acquisitions and Other[1] | | — | | 1,049 | | 7,997 | | 9,046 |
| Distributions and Other[2] | | (936) | | (2,478) | | (5,523) | | (8,937) |
| Change in Value | | (416) | | (1,239) | | (1,588) | | (3,243) |
| **Ending Balance** | $ | **99,099** | $ | **100,354** | $ | **198,174** | $ | **397,627** |

| Nine Months Ended September 30, 2022 | | | | | | | | |
|---|---|---|---|---|---|---|---|---|
| **($ in millions)** | | **Private Equity** | | **Real Assets** | | **Credit and Liquid Strategies** | | **Total** |
| **Beginning Balance** | $ | **87,890** | $ | **66,965** | $ | **202,534** | $ | **357,389** |
| New Capital Raised | | 17,272 | | 28,826 | | 17,172 | | 63,270 |
| Acquisitions and Other[3] | | — | | 13,779 | | 7,997 | | 21,776 |
| Distributions and Other[4] | | (4,978) | | (4,751) | | (15,216) | | (24,945) |
| Change in Value | | (1,085) | | (4,465) | | (14,313) | | (19,863) |
| **Ending Balance** | $ | **99,099** | $ | **100,354** | $ | **198,174** | $ | **397,627** |

(1) Represents an adjustment reflecting a change in the fee base of Global Atlantic's management fees from market value to book value.
(2) Includes net changes in fee base of certain Real Assets funds of $1,125 million. Includes $1,420 million of redemptions by fund investors in Credit and Liquid Strategies.
(3) Reflects the FPAUM of KJRM at closing of $12,730 million within Real Assets and represents an adjustment reflecting a change in the fee base of Global Atlantic's management fees from market value to book value.
(4) Includes net changes in fee base of certain Private Equity funds of $1,573 million and Real Assets funds of $1,125 million. Includes $4,088 million of redemptions by fund investors in Credit and Liquid Strategies.

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Supplemental Information

# Investment Vehicle Summary

| ($ in millions) | Investment Period | | Amount | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | Start Date | End Date | Commitment | Uncalled Commitments | Percentage Committed by General Partner | Invested | Realized | Remaining Cost | Remaining Fair Value |
| **PRIVATE EQUITY BUSINESS LINE** | | | | | | | | | |
| North America Fund XIII | 6/2021 | 8/2027 | $ 18,400 | $ 14,337 | 3% | $ 4,063 | $ — | $ 4,063 | $ 4,049 |
| Americas Fund XII | 1/2017 | 6/2021 | 13,500 | 1,632 | 4% | 12,366 | 4,948 | 11,293 | 18,804 |
| North America Fund XI | 9/2012 | 1/2017 | 8,718 | 410 | 3% | 9,769 | 22,579 | 2,556 | 3,450 |
| 2006 Fund(1) | 9/2006 | 9/2012 | 17,642 | 247 | 2% | 17,309 | 36,207 | 973 | 1,189 |
| Millennium Fund(1) | 12/2002 | 12/2008 | 6,000 | — | 3% | 6,000 | 14,123 | — | 6 |
| European Fund VI | 3/2022 | 6/2028 | 6,904 | 6,904 | 11% | — | — | — | — |
| European Fund V | 3/2019 | 2/2022 | 6,307 | 1,004 | 2% | 5,372 | 912 | 5,213 | 5,711 |
| European Fund IV | 12/2014 | 3/2019 | 3,510 | 62 | 6% | 3,577 | 5,122 | 1,798 | 2,322 |
| European Fund III(1) | 3/2008 | 3/2014 | 5,500 | 140 | 5% | 5,360 | 10,604 | 669 | 91 |
| European Fund II(1) | 11/2005 | 10/2008 | 5,751 | — | 2% | 5,751 | 8,507 | — | 34 |
| Asian Fund IV | 7/2020 | 7/2026 | 14,735 | 10,424 | 4% | 4,351 | 41 | 4,295 | 4,889 |
| Asian Fund III | 4/2017 | 7/2020 | 9,000 | 1,616 | 6% | 7,813 | 5,031 | 6,548 | 10,880 |
| Asian Fund II | 4/2013 | 4/2017 | 5,825 | 5 | 1% | 7,120 | 6,246 | 4,074 | 2,386 |
| Asian Fund(1) | 7/2007 | 4/2013 | 3,983 | — | 3% | 3,974 | 8,728 | 110 | 16 |
| China Growth Fund(1) | 11/2010 | 11/2016 | 1,010 | — | 1% | 1,010 | 1,056 | 330 | 180 |
| Next Generation Technology Growth Fund II | 12/2019 | 5/2022 | 2,088 | 360 | 7% | 1,925 | 306 | 1,779 | 2,414 |
| Next Generation Technology Growth Fund | 3/2016 | 12/2019 | 659 | 4 | 22% | 666 | 863 | 359 | 1,108 |
| Health Care Strategic Growth Fund II | 5/2021 | 5/2027 | 3,789 | 3,657 | 4% | 132 | — | 132 | 150 |
| Health Care Strategic Growth Fund | 12/2016 | 5/2021 | 1,331 | 339 | 11% | 1,122 | 196 | 1,012 | 1,552 |
| Global Impact Fund II | 6/2022 | 6/2028 | 1,854 | 1,854 | 8% | — | — | — | — |
| Global Impact Fund | 2/2019 | 3/2022 | 1,242 | 350 | 8% | 1,042 | 174 | 935 | 1,462 |
| Co-Investment Vehicles and Other | Various | Various | 18,843 | 6,791 | Various | 12,280 | 7,734 | 8,614 | 10,706 |
| Core Investment Vehicles | Various | Various | 24,621 | 12,148 | 31% | 13,289 | 828 | 12,931 | 20,274 |
| Unallocated Commitments(2) | N/A | N/A | 4,383 | 4,383 | Various | — | — | — | — |
| **Total Private Equity** | | | **$ 185,595** | **$ 66,667** | | **$ 124,291** | **$ 134,205** | **$ 67,684** | **$ 91,673** |

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Represents unallocated commitments from our strategic investor partnerships.

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# Investment Vehicle Summary (cont'd)

| ($ in millions) | Investment Period | | Amount | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| | Start Date | End Date | Commitment | Uncalled Commitments | Percentage Committed by General Partner | Invested | Realized | Remaining Cost | Remaining Fair Value |
| **REAL ASSETS BUSINESS LINE** | | | | | | | | | |
| Energy Income and Growth Fund II | 6/2018 | 3/2022 | $ 994 | $ — | 20% | $ 1,187 | $ 193 | $ 1,024 | $ 1,702 |
| Energy Income and Growth Fund | 9/2013 | 6/2018 | 1,974 | — | 13% | 1,974 | 1,024 | 1,030 | 696 |
| Natural Resources Fund[(1)] | Various | Various | 887 | — | Various | 887 | 131 | 173 | 44 |
| Global Energy Opportunities | Various | Various | 915 | 62 | Various | 520 | 185 | 320 | 216 |
| Global Infrastructure Investors IV | 8/2021 | 8/2027 | 16,487 | 12,163 | 2% | 4,385 | 61 | 4,369 | 4,295 |
| Global Infrastructure Investors III | 6/2018 | 6/2021 | 7,151 | 1,379 | 4% | 6,037 | 1,521 | 5,253 | 5,596 |
| Global Infrastructure Investors II | 10/2014 | 6/2018 | 3,039 | 127 | 4% | 3,163 | 4,434 | 1,206 | 1,637 |
| Global Infrastructure Investors | 9/2011 | 10/2014 | 1,040 | — | 5% | 1,050 | 2,228 | — | — |
| Asia Pacific Infrastructure Investors II | 9/2022 | 9/2028 | 5,492 | 5,492 | 7% | — | — | — | — |
| Asia Pacific Infrastructure Investors | 1/2020 | 9/2022 | 3,792 | 1,709 | 7% | 2,367 | 396 | 2,117 | 2,287 |
| Diversified Core Infrastructure Fund | 12/2020 | (2) | 8,059 | 3,550 | 6% | 4,524 | 155 | 4,524 | 4,602 |
| Real Estate Partners Americas III | 12/2020 | 1/2025 | 4,253 | 1,907 | 5% | 2,401 | 164 | 2,327 | 2,576 |
| Real Estate Partners Americas II | 5/2017 | 12/2020 | 1,921 | 255 | 8% | 1,901 | 2,476 | 585 | 811 |
| Real Estate Partners Americas | 5/2013 | 5/2017 | 1,229 | 138 | 16% | 1,021 | 1,408 | 93 | 60 |
| Real Estate Partners Europe II | 12/2019 | 3/2024 | 2,042 | 760 | 10% | 1,373 | 254 | 1,260 | 1,344 |
| Real Estate Partners Europe | 9/2015 | 12/2019 | 703 | 119 | 9% | 663 | 613 | 292 | 336 |
| Asia Real Estate Partners | 6/2019 | 7/2023 | 1,682 | 1,195 | 15% | 490 | 9 | 471 | 659 |
| Real Estate Credit Opportunity Partners II | 4/2019 | 6/2022 | 950 | 378 | 5% | 595 | 114 | 595 | 599 |
| Real Estate Credit Opportunity Partners | 2/2017 | 4/2019 | 1,130 | 122 | 4% | 1,008 | 394 | 1,008 | 1,041 |
| Property Partners Americas | 12/2019 | (2) | 2,569 | 347 | 19% | 2,222 | 159 | 2,222 | 3,083 |
| Co-Investment Vehicles & Other | Various | Various | 5,663 | 1,402 | Various | 4,322 | 1,740 | 3,684 | 3,803 |
| **Total Real Assets** | | | **$ 71,972** | **$ 31,105** | | **$ 42,090** | **$ 17,659** | **$ 32,553** | **$ 35,387** |

(1) The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.
(2) Open ended fund.

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# Investment Vehicle Summary (cont'd) & Additional AUM Detail

| ($ in millions) | Investment Period: Start Date | Investment Period: End Date | Amount: Commitment | Amount: Uncalled Commitments | Amount: Percentage Committed by General Partner | Amount: Invested | Amount: Realized | Amount: Remaining Cost | Amount: Remaining Fair Value |
|---|---|---|---|---|---|---|---|---|---|
| **CREDIT AND LIQUID STRATEGIES BUSINESS LINE[1]** | | | | | | | | | |
| Dislocation Opportunities Fund | 5/2020 | 11/2021 | $ 2,967 | $ 668 | 14% | $ 2,299 | $ 682 | $ 1,916 | $ 1,950 |
| Special Situations Fund II | 2/2015 | 3/2019 | 3,525 | 284 | 9% | 3,241 | 2,215 | 1,540 | 1,552 |
| Special Situations Fund | 1/2013 | 1/2016 | 2,274 | 1 | 12% | 2,273 | 1,701 | 652 | 388 |
| Mezzanine Partners | 7/2010 | 3/2015 | 1,023 | 33 | 4% | 990 | 1,165 | 256 | 116 |
| Asset-Based Finance Partners | 8/2020 | 7/2025 | 2,059 | 1,504 | 7% | 555 | 14 | 555 | 597 |
| Private Credit Opportunities Partners II | 12/2015 | 12/2020 | 2,245 | 491 | 2% | 1,754 | 696 | 1,354 | 1,291 |
| Lending Partners III | 4/2017 | 11/2021 | 1,498 | 693 | 2% | 805 | 460 | 741 | 775 |
| Lending Partners II | 6/2014 | 6/2017 | 1,336 | 157 | 4% | 1,179 | 1,149 | 312 | 127 |
| Lending Partners | 12/2011 | 12/2014 | 460 | 40 | 15% | 420 | 451 | 73 | 19 |
| Lending Partners Europe II | 6/2019 | 9/2023 | 837 | 199 | 7% | 637 | 66 | 637 | 570 |
| Lending Partners Europe | 3/2015 | 3/2019 | 848 | 184 | 5% | 662 | 379 | 314 | 248 |
| Asia Credit | 12/2020 | 5/2025 | 1,084 | 813 | 9% | 271 | — | 271 | 286 |
| Other Alternative Credit Vehicles | Various | Various | 14,011 | 6,703 | Various | 7,308 | 5,648 | 3,795 | 3,716 |
| **Total Credit and Liquid Strategies** | | | **$ 34,167** | **$ 11,770** | | **$ 22,394** | **$ 14,626** | **$ 12,416** | **$ 11,635** |
| **Total Eligible To Receive Carried Interest** | | | **$ 291,734** | **$ 109,542** | | **$ 188,775** | **$ 166,490** | **$ 112,653** | **$ 138,695** |

| ($ in millions) | Uncalled Commitments | Remaining Fair Value | Total |
|---|---|---|---|
| Carried Interest Eligible | $ 109,542 | $ 138,695 | $ 248,237 |
| Incentive Fee Eligible | — | 66,128 | 66,128 |
| **Total Performance Fee Eligible** | **109,542** | **204,823** | **314,365** |
| Private Equity and Real Assets | 150 | 41,258 | 41,408 |
| Credit and Liquid Strategies | 2,897 | 137,549 | 140,446 |
| **Total Assets Under Management** | **$ 112,589** | **$ 383,630** | **$ 496,219** |

(1) The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

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# Stock Summary

From December 31, 2021 through October 28, 2022, KKR used a total of approximately $411.9 million to repurchase 5.2 million shares in the open market and to retire equity awards representing 1.3 million shares that otherwise would have been issued to participants under KKR's equity incentive plans. During this period, open market purchases and retirements were made at an average cost of $63.42 per share.

**Common Stock Repurchase Activity**

| (Amounts in millions, except per share amounts) | Inception to Date[1] |
|---|---|
| Open Market Share Repurchases | 61.9 |
| Reduction of Shares for Retired Equity Awards[2] | 23.8 |
| **Total Repurchased Shares and Retired Equity Awards** | **85.7** |
| Total Capital Used | $2,205 |
| Average Price Paid Per Share | $25.71 |
| Remaining Availability under Current Share Repurchase Plan | $78 |

| Adjusted Shares | 4Q'21 | 1Q'22 | 2Q'22 | 3Q'22 |
|---|---|---|---|---|
| Common Stock[3] | 595,663,618 | 590,472,444 | 859,833,444 | 859,833,444 |
| KKR Holdings Units[4] | 258,726,163 | 258,726,163 | — | — |
| Exchangeable Securities and Other[5] | 28,199,255 | 28,199,255 | 29,288,380 | 29,288,380 |
| **Adjusted Shares[6]** | **882,589,036** | **877,397,862** | **889,121,824** | **889,121,824** |

(1) KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015. Information is through October 28, 2022.
(2) Refers to the retirement of equity awards issued pursuant to KKR & Co. Inc.'s equity incentive plans.
(3) Includes 8.5 million of KKR & Co. Inc. shares that were issued to the limited partners of KKR Holdings upon the completion of the Reorganization Mergers on May 31, 2022.
(4) On May 31, 2022, upon the completion of the Reorganization Mergers, all outstanding KKR Holdings units were exchanged for shares of common stock of KKR & Co. Inc.
(5) Includes (i) the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc.
(6) Amounts exclude unvested shares granted under the equity incentive plans.

25

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26 Dividends The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law. There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for common stock will be maintained. Common Stock A dividend of $0.155 per share of common stock of KKR & Co. Inc. has been declared for the third quarter of 2022, which will be paid on November 29, 2022 to holders of record of common stock as of the close of business on November 14, 2022. Series C Mandatory Convertible Preferred Stock A dividend of $0.75 per share of Series C Mandatory Convertible Preferred Stock has been declared and set aside for payment on December 15, 2022 to holders of record of Series C Mandatory Convertible Preferred Stock as of the close of business on December 1, 2022. KKR Corporate Credit Agreement On September 2, 2022, KKR amended its corporate credit agreement in order to (i) increase the revolving borrowing capacity from $1.0 billion to $1.5 billion and (ii) converted USD LIBOR rate borrowings with SOFR rate borrowings with certain rate adjustments. Other Corporate Information

Appendix

# GAAP Condensed Consolidated Income Statement (Unaudited)

| ($ in thousands) | 3Q'21 | 3Q'22 | 3Q'21 YTD | 3Q'22 YTD |
|---|---|---|---|---|
| **Revenues** | | | | |
| ***Asset Management*** | | | | |
| Fees and Other | $ 718,968 | $ 673,929 | $ 1,887,805 | $ 2,069,704 |
| Capital Allocation-Based Income (Loss) | 1,526,667 | (572,863) | 5,736,707 | (2,442,080) |
| | 2,245,635 | 101,066 | 7,624,512 | (372,376) |
| ***Insurance*** | | | | |
| Net Premiums | 974,903 | 480,462 | 1,698,912 | 627,104 |
| Policy Fees | 310,381 | 320,206 | 824,326 | 964,349 |
| Net Investment Income | 758,381 | 1,094,877 | 1,919,659 | 2,839,371 |
| Net Investment-Related Gains (Losses) | 162,127 | (173,830) | 32,983 | (968,836) |
| Other Income | 31,938 | 35,632 | 82,160 | 102,888 |
| | 2,237,730 | 1,757,347 | 4,558,040 | 3,564,876 |
| **Total Revenues** | **$ 4,483,365** | **$ 1,858,413** | **$ 12,182,552** | **$ 3,192,500** |
| **Expenses** | | | | |
| ***Asset Management*** | | | | |
| Compensation and Benefits | 1,012,837 | 244,502 | 3,419,057 | 779,050 |
| Occupancy and Related Charges | 17,438 | 18,683 | 51,289 | 55,693 |
| General, Administrative and Other | 203,977 | 212,513 | 608,270 | 701,010 |
| | 1,234,252 | 475,698 | 4,078,616 | 1,535,753 |
| ***Insurance*** | | | | |
| Net Policy Benefits and Claims | 1,697,046 | 1,087,731 | 3,593,563 | 1,768,384 |
| Amortization of Policy Acquisition Costs | (16,900) | 8,222 | (57,409) | 13,693 |
| Interest Expense | 22,437 | 26,141 | 44,482 | 58,330 |
| Insurance Expenses | 89,534 | 158,280 | 242,591 | 406,088 |
| General, Administrative and Other | 158,873 | 178,443 | 371,656 | 516,549 |
| | 1,950,990 | 1,458,817 | 4,194,883 | 2,763,044 |
| **Total Expenses** | **$ 3,185,242** | **$ 1,934,515** | **$ 8,273,499** | **$ 4,298,797** |
| **Investment Income (Loss) - Asset Management** | | | | |
| Net Gains (Losses) from Investment Activities | 2,116,647 | (379,180) | 8,032,900 | (1,350,388) |
| Dividend Income | 121,484 | 294,415 | 323,051 | 1,104,120 |
| Interest Income | 402,839 | 500,234 | 1,151,548 | 1,244,339 |
| Interest Expense | (278,166) | (391,520) | (794,978) | (1,002,005) |
| **Total Investment Income (Loss)** | **$ 2,362,804** | **$ 23,949** | **$ 8,712,521** | **$ (3,934)** |
| Income Tax Expense (Benefit) | 379,282 | 27,434 | 1,161,688 | (128,836) |
| Redeemable Noncontrolling Interests | 1,519 | 1,601 | 2,856 | 1,546 |
| Noncontrolling Interests | 2,123,569 | (6,792) | 7,315,362 | (41,341) |
| Preferred Stock Dividends | 25,203 | 17,250 | 88,397 | 51,750 |
| **Net Income (Loss) - KKR Common Stockholders** | **$ 1,131,354** | **$ (91,646)** | **$ 4,053,271** | **$ (993,350)** |

KKR

28

29 GAAP Condensed Consolidated Balance Sheet (Unaudited) ($ in thousands) 4Q'21 3Q'22 Assets Asset Management Cash and Cash Equivalents $ 6,699,668 $ 6,911,691 Investments 88,775,514 89,720,859 Other Assets 4,244,894 6,748,929 99,720,076 103,381,479 Insurance Cash and Cash Equivalents 3,391,934 4,147,146 Investments 123,763,675 118,772,273 Other Assets 37,409,755 39,947,742 164,565,364 162,867,161 Total Assets $ 264,285,440 $ 266,248,640 Liabilities and Equity Asset Management Debt Obligations 36,669,755 38,257,833 Other Liabilities 8,359,619 7,579,996 45,029,374 45,837,829 Insurance Debt Obligations 1,908,006 1,920,906 Other Liabilities 159,208,840 166,507,110 161,116,846 168,428,016 Total Liabilities $ 206,146,220 $ 214,265,845 Redeemable Noncontrolling Interests 82,491 82,133 Stockholders' Equity Stockholders' Equity - Series C Mandatory Convertible Preferred Stock 1,115,792 1,115,792 Stockholders' Equity - Series I and II Preferred Stock, Common Stock 16,466,372 16,335,253 Noncontrolling Interests 40,474,565 34,449,617 Total Equity $ 58,056,729 $ 51,900,662 Total Liabilities and Equity $ 264,285,440 $ 266,248,640

30 Reconciliation of GAAP to Non-GAAP Shares (Unaudited) 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 GAAP Shares of Common Stock Outstanding 583,026,679 595,663,618 590,472,444 859,833,444 859,833,444 Adjustments: KKR Holdings Units 271,027,751 258,726,163 258,726,163 — — Exchangeable Securities and Other 28,045,089 28,199,255 28,199,255 29,288,380 29,288,380 Adjusted Shares 882,099,519 882,589,036 877,397,862 889,121,824 889,121,824 Unvested Shares of Common Stock and Exchangeable Securities(1) 36,140,502 39,000,561 39,551,313 35,294,649 35,300,207 3Q'21 3Q'22 3Q'21 YTD 3Q'22 YTD Weighted Average GAAP Shares of Common Stock Outstanding - Basic 583,030,506 859,833,444 580,742,033 711,908,107 Adjustments: Weighted Average KKR Holdings Units 271,027,751 — 272,674,225 143,082,708 Weighted Average Exchangeable Securities and Other 28,045,089 29,288,380 27,951,051 28,925,348 Weighted Average Adjusted Shares 882,103,346 889,121,824 881,367,309 883,916,163 (1) Excludes equity awards that have not met their market-price based vesting conditions.

# Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

| ($ in thousands) | 3Q'21 | 3Q'22 | 3Q'21 YTD | 3Q'22 YTD | 3Q'21 LTM | 3Q'22 LTM |
|---|---|---|---|---|---|---|
| **Net Income (Loss) - KKR Common Stockholders** | $ 1,131,354 | $ (91,646) | $ 4,053,271 | $ (993,350) | $ 5,532,960 | $ (485,792) |
| Preferred Stock Dividends | 25,203 | 17,250 | 88,397 | 51,750 | 119,929 | 69,000 |
| Net Income Attributable to Noncontrolling Interests | 2,125,088 | (5,191) | 7,318,218 | (39,795) | 10,227,082 | 270,690 |
| Income Tax Expense (Benefit) | 379,282 | 27,434 | 1,161,688 | (128,836) | 1,565,825 | 62,746 |
| **Income (Loss) Before Tax (GAAP)** | $ 3,660,927 | $ (52,153) | $ 12,621,574 | $ (1,110,231) | $ 17,445,796 | $ (83,356) |
| Impact of Consolidation and Other | (1,478,384) | 92,767 | (5,000,537) | (185,329) | (6,896,773) | (374,251) |
| Equity-based Compensation - KKR Holdings[1] | 8,764 | 19,500 | 35,734 | 119,834 | 52,877 | 245,383 |
| Preferred Stock Dividends | (2,519) | — | (19,201) | — | (27,542) | — |
| Income Taxes Paid | (185,645) | (173,949) | (449,814) | (540,909) | (517,001) | (778,667) |
| *Asset Management Adjustments:* | | | | | | |
| Net Unrealized (Gains) Losses | (598,304) | 233,265 | (2,890,326) | 1,734,293 | (4,606,115) | 2,034,339 |
| Unrealized Carried Interest | (911,156) | 1,094,782 | (3,872,150) | 3,946,182 | (5,129,490) | 3,775,197 |
| Unrealized Carried Interest Compensation (Carry Pool) | 397,449 | (468,785) | 1,667,447 | (1,629,011) | 2,192,703 | (1,544,546) |
| Strategic Corporate Transaction-Related Charges[2] | 7,362 | 17,925 | 17,497 | 88,129 | 26,873 | 95,785 |
| Equity-based Compensation | 44,488 | 50,566 | 138,196 | 156,259 | 245,996 | 201,163 |
| Equity-based Compensation - Performance based | 18,022 | 58,943 | 50,073 | 176,727 | 55,244 | 204,884 |
| *Insurance Adjustments[3]:* | | | | | | |
| Net (Gains) Losses from Investments and Derivatives[3] | (75,241) | (54,585) | 183,842 | (120,033) | 183,842 | 355,100 |
| Strategic Corporate Transaction-Related Charges[3] | 3,931 | 4,413 | 15,947 | 14,120 | 15,947 | 23,884 |
| Equity-based and Other Compensation[3] | 40,086 | 41,102 | 64,061 | 94,711 | 64,061 | 125,994 |
| Amortization of Acquired Intangibles[3] | 4,412 | 4,411 | 11,765 | 13,235 | 11,765 | 17,646 |
| Income Taxes[3] | (9,046) | (44,468) | (63,148) | (125,927) | (63,148) | (261,874) |
| **After-tax Distributable Earnings** | $ 925,146 | $ 823,734 | $ 2,510,960 | $ 2,632,050 | $ 3,055,035 | $ 4,036,681 |
| Interest Expense | 63,446 | 83,335 | 185,100 | 229,414 | 243,461 | 294,497 |
| Preferred Stock Dividends | 2,519 | — | 19,201 | — | 27,542 | — |
| Net Income Attributable to Noncontrolling Interests | 6,072 | 4,932 | 14,678 | 17,083 | 17,720 | 26,069 |
| Income Taxes Paid | 185,645 | 173,949 | 449,814 | 540,909 | 517,001 | 778,667 |
| **Distributable Operating Earnings** | $ 1,182,828 | $ 1,085,950 | $ 3,179,753 | $ 3,419,456 | $ 3,860,759 | $ 5,135,914 |
| Insurance Segment Operating Earnings | (114,989) | (127,022) | (305,774) | (380,063) | (305,774) | (726,840) |
| Realized Performance Income | (432,784) | (497,860) | (1,222,403) | (1,837,925) | (1,454,084) | (2,757,118) |
| Realized Performance Income Compensation | 274,955 | 322,927 | 797,965 | 1,180,990 | 895,283 | 1,622,202 |
| Realized Investment Income | (447,565) | (284,979) | (1,277,701) | (911,221) | (1,426,456) | (1,246,764) |
| Realized Investment Income Compensation | 67,142 | 42,747 | 191,663 | 136,683 | 212,847 | 187,014 |
| **Fee Related Earnings** | $ 529,587 | $ 541,763 | $ 1,363,503 | $ 1,607,920 | $ 1,782,575 | $ 2,214,408 |

(1) Represents equity-based compensation expense in connection with non-dilutive share grants from outstanding units of KKR Holdings.
(2) For YTD 3Q'22, and LTM 3Q'22, strategic corporate transaction-related charges include a $40.7 million realized loss from foreign exchange derivatives that were entered in connection with the acquisition of KJRM and that were settled upon closing.
(3) Amounts include the portion allocable to noncontrolling interests (~39%).

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# Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont'd)

| ($ in thousands) | | 3Q'21 | | 3Q'22 | | 3Q'21 YTD | | 3Q'22 YTD |
|---|---|---|---|---|---|---|---|---|
| **Fee Related Earnings** | $ | 529,587 | $ | 541,763 | $ | 1,363,503 | $ | 1,607,920 |
| Insurance Segment Operating Earnings | | 114,989 | | 127,022 | | 305,774 | | 380,063 |
| Realized Performance Income | | 432,784 | | 497,860 | | 1,222,403 | | 1,837,925 |
| Realized Performance Income Compensation | | (274,955) | | (322,927) | | (797,965) | | (1,180,990) |
| Realized Investment Income | | 447,565 | | 284,979 | | 1,277,701 | | 911,221 |
| Realized Investment Income Compensation | | (67,142) | | (42,747) | | (191,663) | | (136,683) |
| Depreciation and Amortization | | 6,064 | | 9,045 | | 18,257 | | 24,411 |
| **Adjusted EBITDA** | $ | 1,188,892 | $ | 1,094,995 | $ | 3,198,010 | $ | 3,443,867 |

| ($ in thousands) | | 3Q'21 | | 3Q'22 | | 3Q'21 YTD | | 3Q'22 YTD |
|---|---|---|---|---|---|---|---|---|
| **Total GAAP Revenues** | $ | 4,483,365 | $ | 1,858,413 | $ | 12,182,552 | $ | 3,192,500 |
| Insurance GAAP Revenues | | (2,237,730) | | (1,757,347) | | (4,558,040) | | (3,564,876) |
| Impact of Consolidation and Other | | 132,658 | | 163,783 | | 389,946 | | 493,510 |
| Capital Allocation-Based Income (Loss) (GAAP) | | (1,526,667) | | 572,863 | | (5,736,707) | | 2,442,080 |
| Realized Carried Interest | | 413,114 | | 496,494 | | 1,183,826 | | 1,799,870 |
| Realized Investment Income | | 447,565 | | 284,979 | | 1,277,701 | | 911,221 |
| Insurance Segment Management Fees | | 46,662 | | 83,048 | | 108,500 | | 211,353 |
| Capstone Fees | | (25,178) | | (20,748) | | (66,286) | | (55,743) |
| Expense Reimbursements | | (34,857) | | (10,733) | | (122,642) | | (77,612) |
| **Total Asset Management Segment Revenues** | $ | 1,698,932 | $ | 1,670,752 | $ | 4,658,850 | $ | 5,352,303 |

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33 Reconciliation of GAAP to Non-GAAP Measures (Unaudited) (cont’d) ($ in thousands, except share and per share amounts) 4Q'17 4Q'18 4Q'19 4Q'20 4Q'21 3Q'21 3Q'22 KKR & Co. Inc. Stockholders' Equity - Series I and II Preferred Stock, Common Stock $ 6,703,382 $ 8,167,056 $ 10,324,936 $ 12,118,472 $ 16,466,372 $ 15,817,178 $ 16,335,253 Series C Mandatory Convertible Preferred Stock — — — 1,115,792 1,115,792 1,115,792 1,115,792 Impact of Consolidation and Other 196,742 188,056 310,380 520,710 (1,048,569) (1,058,182) 381,772 KKR Holdings and Exchangeable Securities 4,844,271 4,625,448 5,728,634 6,512,382 8,595,510 8,665,693 181,508 Accumulated Other Comprehensive Income and Other (Insurance) — — — — 259,777 214,002 5,602,167 Equity Impact of KKR Management Holdings Corp. (70,486) — — — — — — Book Value $ 11,673,909 $ 12,980,560 $ 16,363,950 $ 20,267,356 $ 25,388,882 $ 24,754,483 $ 23,616,492 Adjusted Shares 822,146,070 833,938,476 850,388,924 877,613,164 882,589,036 882,099,519 889,121,824 Book Value per Adjusted Share $ 14.20 $ 15.57 $ 19.24 $ 23.09 $ 28.77 $ 28.06 $ 26.56

# KKR's Third Quarter 2022 Segment Earnings – Detailed View

| ($ in thousands) | 3Q'21 | 3Q'22 | 3Q'21 YTD | 3Q'22 YTD |
|---|---|---|---|---|
| Management Fees | $ 559,016 | $ 670,534 | $ 1,478,878 | $ 1,950,389 |
| Transaction and Monitoring Fees, Net | 249,670 | 167,455 | 645,108 | 580,794 |
| Fee Related Performance Revenues | 9,897 | 49,924 | 34,760 | 71,974 |
| Fee Related Compensation | (184,224) | (199,780) | (485,760) | (585,748) |
| Other Operating Expenses | (104,772) | (146,370) | (309,483) | (409,489) |
| **Fee Related Earnings** | **529,587** | **541,763** | **1,363,503** | **1,607,920** |
| Realized Carried Interest | 413,114 | 496,494 | 1,183,826 | 1,799,870 |
| Incentive Fees | 19,670 | 1,366 | 38,577 | 38,055 |
| Realized Performance Income Compensation | (274,955) | (322,927) | (797,965) | (1,180,990) |
| | **157,829** | **174,933** | **424,438** | **656,935** |
| Net Realized Gains (Losses) | 389,837 | 162,716 | 1,026,310 | 435,260 |
| Interest Income and Dividends | 57,728 | 122,263 | 251,391 | 475,961 |
| Realized Investment Income Compensation | (67,142) | (42,747) | (191,663) | (136,683) |
| | **380,423** | **242,232** | **1,086,038** | **774,538** |
| **Asset Management Segment Operating Earnings** | **1,067,839** | **958,928** | **2,873,979** | **3,039,393** |
| **Insurance Segment Operating Earnings** | **114,989** | **127,022** | **305,774** | **380,063** |
| **Distributable Operating Earnings** | **1,182,828** | **1,085,950** | **3,179,753** | **3,419,456** |
| Interest Expense | (63,446) | (83,335) | (185,100) | (229,414) |
| Preferred Dividends | (2,519) | — | (19,201) | — |
| Net Income Attributable to Noncontrolling Interests | (6,072) | (4,932) | (14,678) | (17,083) |
| Income Taxes Paid | (185,645) | (173,949) | (449,814) | (540,909) |
| **After-tax Distributable Earnings** | **$ 925,146** | **$ 823,734** | **$ 2,510,960** | **$ 2,632,050** |

Note: KKR's 3Q'21 YTD results only include the results of Global Atlantic for the eight months beginning on February 1, 2021.

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35 Notes to page 3 – KKR’s Third Quarter 2022 Segment Earnings • The amount of tax benefit from equity-based compensation for 3Q'22 and 3Q'21 was $18.3 million and $9.5 million, respectively, and for 3Q'22 YTD and 3Q'21 YTD was $46.0 million and $89.2 million, respectively. Its inclusion in After-tax Distributable Earnings had the effect of increasing this metric for 3Q'22 and 3Q'21 by 2% and 1%, respectively, and for 3Q'22 YTD and 3Q'21 YTD by 2% and 4%, respectively. Notes to page 5 – Assets Under Management • Perpetual capital refers to a component of AUM that has an indefinite term and for which there is no predetermined requirement to return invested capital to investors upon the realization of investments. Perpetual capital includes the AUM of our registered funds, certain unregistered funds, listed companies, and insurance companies, and it excludes our traditional private equity funds, similarly structured investment funds, and hedge fund partnerships. Investors should not view this component of our AUM as being permanent without exception, because it can be subject to material reductions and even termination. Perpetual capital is subject to material reductions from changes in valuation and withdrawals by or payments to investors, clients and policyholders (including through elections by investors to redeem their fund investments, periodic dividends, and payment obligations under insurance policies and reinsurance agreements) as well as termination by a client of, or failure to renew, its investment management agreement with KKR. Notes to page 6 – Additional Capital Detail • KKR’s portion of Uncalled Commitments to its investment funds includes $7.4 billion, $1.7 billion and $1.5 billion to its Private Equity, Real Assets and Credit and Liquid Strategies business lines, respectively. Notes to page 7 – Fund Investment Performance • Traditional Private Equity Portfolio refers to the portfolio of investments held by all KKR’s private equity flagship funds that have been investing for at least two years. This portfolio does not include investments from KKR’s growth equity (including impact) funds or core investments. • Opportunistic Real Estate Portfolio refers to the portfolio of investments held by KKR’s flagship opportunistic real estate equity funds that have been investing for at least two years, including KKR Real Estate Partners Americas II, KKR Real Estate Partners Europe II and Asia Real Estate Partners. This portfolio does not include investments from KKR's core plus real estate fund or real estate credit funds. • Infrastructure Portfolio refers to the portfolio of investments held by KKR’s flagship core plus infrastructure equity funds that have been investing for at least two years, including Asia Pacific Infrastructure. This portfolio does not include investments from KKR’s core infrastructure fund, KKR Diversified Core Infrastructure. • The Leveraged Credit Composite refers to the composite of certain investment portfolios made in KKR’s collateralized loan obligations and U.S. and European leveraged credit strategies including leveraged loans, high-yield bonds and opportunistic credit. • The Alternative Credit Composite refers to the composite of certain investment portfolios made in KKR's private credit strategy, including direct lending (including our business development company), asset-based finance and junior capital, and in the Strategic Investments Group ("SIG") strategy. Funds and separately managed accounts in liquidation or discontinued strategies are excluded. • For a list of our carry paying funds, see the Investment Vehicle Summary on pages 22 to 24. See also “Important Information – Other Legal Disclosures” regarding past performance and investment returns. Notes to page 8 – Gross IRR Inception-to-Date • The private equity and real assets funds are the most recent flagship equity funds that have been investing for at least two years. The credit funds and strategies are (i) the most recent flagship alternative credit funds that have been investing for at least two years and (ii) two representative credit strategies for U.S. and European leveraged credit performance. Important Information − Endnotes

36 Notes to page 8 – Gross IRR Inception-to-Date (cont'd) • Internal rates of return (“IRRs”) have been calculated (i) “gross” before giving effect to the allocation of carried interest and the payment of any applicable management fees and organizational expenses and (ii) based on the assumption that investments that have not been exited have been liquidated at a value equal to their most recently available valuations. There can be no assurance that these investments can or will be sold at their current valuations, and a fund’s actual IRR may differ materially from the IRR that is presented in this chart. This information has been provided solely in connection with the reporting of KKR & Co. Inc.’s Third Quarter 2022 financial results and not in connection with the offering of interests in any fund sponsored by, or investment strategies managed by, subsidiaries of KKR & Co. Inc. See page 41 regarding “KKR Entities” for additional important information. Notes to page 14 – Insurance Segment • Net investment income represents income earned on invested assets, net of investment-related expenses, including investment management fees paid to KKR. • Net cost of insurance represents the net cost of funding institutional and individual products – interest credited or incurred, benefits incurred, the associated insurance expenses, net of any premiums, fees and other income earned. Notes to page 15 – Book Value • KKR owns 61.5% of Global Atlantic. • Assuming that we had paid (i) 65% of the unrealized carried interest earned by the funds that allocate 40% and 43% to the carry pool and (ii) 15% of the unrealized gains in our Principal Activities business line (in each case at the mid-point of the ranges above), our book value as of September 30, 2022 would have been reduced by approximately $1.48 per adjusted share, compared to our reported book value of $26.56 per adjusted share on such date. • Please see the endnote for page 16 for information about the term "investments." Notes to page 16 – Investments Detail • Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management, broker-dealer and other businesses, including the general partner interests of KKR’s investment funds and the Global Atlantic insurance companies. Investments presented are principally the assets measured at fair value that are held by KKR's asset management segment, which, among other things, does not include the underlying investments held by Global Atlantic and Marshall Wace. • Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, and other opportunistic investments. Equity investments in other asset classes, such as core, growth, energy, real estate, infrastructure, leveraged credit and alternative credit appear in these other asset classes. • Top 5 Investments include the top five investments based on their fair values as of September 30, 2022. Top 5 Investments exclude (i) investments expected to be syndicated, (ii) investments expected to be transferred in connection with a new fundraising, (iii) investments in funds and other entities that are owned by one or more third parties and established for the purpose of making investments, and (iv) the portion of any investment that may be held through collateralized loan obligations or levered multi-asset investment vehicles, if any. Accordingly, this list of Top 5 Investments should not be relied upon as a substitute for the “Investment Holdings by Asset Class" pie chart on page 16 for information about the asset class exposure of KKR's balance sheet. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable. Notes to page 18 – Duration of Capital • Please see endnote for page 5 for information about the term "perpetual capital." • "Other" in the chart includes hedge fund partnerships and certain leveraged credit funds. Important Information − Endnotes (cont’d)

37 Important Information – Non-GAAP and Other Measures Non-GAAP and Segment Measures The key non-GAAP and other operating and performance measures that follow are used by management in making operational and resource deployment decisions as well as assessing the performance of KKR's business. They include certain financial measures that are calculated and presented using methodologies other than in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures, including after-tax distributable earnings (“DE”), distributable operating earnings, fee related earnings (“FRE”), total asset management segment revenues and book value, are presented prior to giving effect to the allocation of income (loss) among KKR & Co. Inc. and holders of certain securities exchangeable into shares of common stock of KKR & Co. Inc. and as such represent the entire KKR business in total. In addition, these non-GAAP measures are presented without giving effect to the consolidation of the investment funds and collateralized financing entities (“CFEs”) that KKR manages. We believe that providing these non-GAAP measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR's business. These non-GAAP measures should not be considered as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included under the “Reconciliation of GAAP to Non-GAAP Measures" section of this Appendix. We also caution readers that these non-GAAP financial measures may differ from the calculations made by other investment managers, and as a result, may not be directly comparable to similarly titled financial measures presented by other investment managers. • After-tax Distributable Earnings is a non-GAAP performance measure of KKR’s earnings, which is derived from KKR’s reported segment results. After- tax distributable earnings is used to assess the performance of KKR’s business operations and measures the earnings potentially available for distribution to its equity holders or reinvestment into its business. After-tax distributable earnings is equal to Distributable Operating Earnings less Interest Expense, Net Income Attributable to Noncontrolling Interests and Income Taxes Paid. Series C Mandatory Convertible Preferred Stock dividends have been excluded from After-tax Distributable Earnings, because the definition of Adjusted Shares used to calculate After-tax Distributable Earnings per Adjusted Share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock of KKR & Co. Inc. Income Taxes Paid represents the amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc. and taxed at the same effective rate, which assumes that all securities exchangeable into shares of common stock of KKR & Co. Inc. were exchanged. Income Taxes Paid includes the benefit of tax deductions arising from equity-based compensation, which reduces income taxes paid or payable during the period. Equity based compensation expense is excluded from After-tax Distributable Earnings, because (i) KKR believes that the cost of equity awards granted to employees does not contribute to the earnings potentially available for distributions to its equity holders or reinvestment into its business and (ii) excluding this expense makes KKR’s reporting metric more comparable to the corresponding metric presented by other publicly traded companies in KKR’s industry, which KKR believes enhances an investor’s ability to compare KKR’s performance to these other companies. If tax deductions from equity-based compensation were to be excluded from Income Taxes Paid, KKR’s After-tax Distributable Earnings would be lower and KKR’s effective tax rate would appear to be higher, even though a lower amount of income taxes would have actually been paid or payable during the period. KKR separately discloses the amount of tax deduction from equity-based compensation for the period reported and the effect of its inclusion in After-tax Distributable Earnings for the period. KKR makes these adjustments when calculating After-tax Distributable Earnings in order to more accurately reflect the net realized earnings that are expected to be or become available for distribution to KKR’s equity holders or reinvestment into KKR’s business. However, After-tax Distributable Earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy, which is a fixed amount per period, and After-tax Distributable Earnings should not be viewed as a measure of KKR’s liquidity.

38 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Book Value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s net assets presented on a basis that (i) deconsolidates KKR’s investment funds and CFEs that KKR manages, (ii) includes the net assets that are attributable to certain securities exchangeable into shares of common stock of KKR & Co. Inc., and (iii) includes KKR’s ownership of the net assets of Global Atlantic. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to investors in KKR’s investment funds and other noncontrolling interest holders. KKR's book value includes the net impact of KKR's tax assets and liabilities as calculated under GAAP. Series C Mandatory Convertible Preferred Stock has been included in book value, because the definition of adjusted shares used to calculate book value per adjusted share assumes that all shares of Series C Mandatory Convertible Preferred Stock have been converted to shares of common stock of KKR & Co. Inc. To calculate Global Atlantic book value and to make it more comparable with the corresponding metric presented by other publicly traded companies in Global Atlantic’s industry, Global Atlantic book value excludes (i) accumulated other comprehensive income and (ii) accumulated change in fair value of reinsurance balances and related assets, net of deferred acquisition costs and income tax. • Distributable Operating Earnings is a non-GAAP performance measure that KKR believes is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that KKR does not believe arise from or relate directly to KKR's operations. Distributable Operating Earnings excludes: (i) equity-based compensation charges, (ii) amortization of acquired intangibles, (iii) strategic corporate transaction-related charges and (iv) non-recurring items, if any. Strategic corporate transaction-related items arise from corporate actions and consist primarily of (i) impairments, (ii) non-monetary gains or losses on divestitures, (iii) transaction costs from strategic acquisitions, and (iv) depreciation on real estate that KKR owns and occupies. Inter-segment transactions are not eliminated from segment results when management considers those transactions in assessing the results of the respective segments. These transactions include (i) management fees earned by KKR as the investment adviser for Global Atlantic insurance companies and (ii) interest income and expense based on lending arrangements where one or more KKR subsidiaries borrow from a Global Atlantic insurance subsidiary. Inter-segment transactions are recorded by each segment based on the definitive documents that contain arms' length terms and comply with applicable regulatory requirements. Distributable Operating Earnings represents operating earnings of KKR’s Asset Management and Insurance segments, which are comprised of the following: • Asset Management Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Asset Management segment and is comprised of: (i) Fee Related Earnings, (ii) Realized Performance Income, (iii) Realized Performance Income Compensation, (iv) Realized Investment Income, and (v) Realized Investment Income Compensation. Asset Management Segment Operating Earnings excludes the impact of: (i) unrealized carried interest, (ii) net unrealized gains (losses) on investments, and (iii) related unrealized carried interest compensation. Management fees earned by KKR as the adviser, manager or sponsor for its investment funds, vehicles and accounts, including its Global Atlantic insurance companies, are included in Asset Management Segment Operating Earnings. • Insurance Segment Operating Earnings is the segment profitability measure used to make operating decisions and to assess the performance of the Insurance segment and is comprised of: (i) Net Investment Income, (ii) Net Cost of Insurance, (iii) General, Administrative, and Other Expenses, (iv) Income Taxes, and (v) Net Income Attributable to Noncontrolling Interests. The non-operating adjustments made to derive Insurance Segment Operating Earnings excludes the impact of: (i) realized (gains) losses related to asset/liability matching investments strategies, (ii) unrealized investment (gains) losses, (iii) changes in the fair value of derivatives, embedded derivatives, and fair value liabilities for fixed-indexed annuities, indexed universal life contracts and variable annuities, and (iv) the associated income tax effects of all exclusions from Insurance Segment Operating Earnings except for equity- based compensation expense. Insurance Segment Operating Earnings includes (i) realized gains and losses not related to asset/liability matching investments strategies and (ii) the investment management fee expenses that are earned by KKR as the investment adviser of the Global Atlantic insurance companies.

39 Important Information – Non-GAAP and Other Measures (cont’d) Non-GAAP and Segment Measures (cont’d) • Fee Related Earnings (“FRE”) is a performance measure used to assess the Asset Management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events. KKR believes this measure is useful to stockholders as it provides additional insight into the profitability of KKR’s fee generating asset management and capital markets businesses and other recurring revenue streams. FRE equals (i) Management Fees, including fees paid by the Insurance segment to the Asset Management segment and fees paid by certain insurance co-investment vehicles, (ii) Transaction and Monitoring Fees, Net and (iii) Fee Related Performance Revenues, less (x) Fee Related Compensation, and (y) Other Operating Expenses. • Fee Related Performance Revenues refers to the realized portion of Incentive Fees from certain AUM that has an indefinite term and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Fee-related performance revenues consists of performance fees (i) to be received from our investment funds, vehicles and accounts on a recurring basis, and (ii) that are not dependent on a realization event involving investments held by the investment fund, vehicle or account. • Fee Related Compensation refers to the compensation expense, excluding equity-based compensation, paid from (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, and (iii) Fee Related Performance Revenues. • Other Operating Expenses represents the sum of (i) occupancy and related charges and (ii) other operating expenses. Total Asset Management Segment Revenues is a performance measure that represents the realized revenues of the Asset Management segment (which excludes unrealized carried interest and unrealized net gains (losses) on investments) and is the sum of (i) Management Fees, (ii) Transaction and Monitoring Fees, Net, (iii) Fee Related Performance Revenues, (iv) Realized Performance Income, and (v) Realized Investment Income. KKR believes that this performance measure is useful to stockholders as it provides additional insight into the realized revenues generated by KKR's asset management segment. Other Terms and Capital Metrics • Adjusted shares represents shares of common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include (i) the number of shares of common stock of KKR & Co. Inc. assumed to be issuable upon conversion of the Series C Mandatory Convertible Preferred Stock and (ii) certain securities exchangeable into shares of common stock of KKR & Co. Inc. Weighted average adjusted shares is used in the calculation of After-tax Distributable Earnings per Adjusted Share, and Adjusted Shares is used in the calculation of Book Value per Adjusted Share. • Assets Under Management (“AUM”) represent the assets managed, advised or sponsored by KKR from which KKR is entitled to receive management fees or performance income (currently or upon a future event), general partner capital, and assets managed, advised or sponsored by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed or sponsored capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds and certain co-investment vehicles; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or performance income; (iii) the asset value of the Global Atlantic insurance companies; (iv) the par value of outstanding CLOs; (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all of the AUM of KKR's strategic BDC partnership; (vii) the acquisition cost of invested assets of certain non-US real estate investment trusts and (viii) the value of other assets managed or sponsored by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM (i) is not based on any definition of AUM that may be set forth in the governing documents of the investment funds, vehicles, accounts or other entities whose capital is included in this definition, (ii) includes assets for which KKR does not act as an investment adviser, and (iii) is not calculated pursuant to any regulatory definitions.

40 Important Information – Non-GAAP and Other Measures (cont’d) Other Measures and Terms (cont’d) • Capital Invested is the aggregate amount of capital invested by (i) KKR’s investment funds and Global Atlantic insurance companies, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable. Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested. • Fee Paying AUM (“FPAUM”) represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only performance income or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments. • Uncalled Commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments and the amount of uncalled commitments is not reduced by capital invested using borrowings under an investment fund’s subscription facility until capital is called from our fund investors. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and carry paying co-investment vehicles to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements or investments we have committed to make but remain unfunded at the reporting date.

41 Important Information – Other Legal Disclosures Website From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at https://ir.kkr.com/. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website. KKR Entities Any discussion of specific KKR entities other than KKR & Co. Inc. is provided solely to demonstrate such entities’ role within the KKR organization and their contributions to the business, operations and financial results of KKR & Co. Inc. Each KKR entity is responsible for its own financial, contractual and legal obligations. Nothing in this presentation is intended to constitute, and shall not be construed as constituting, the provision of any tax, accounting, financial, investment, insurance, regulatory, legal or other advice by KKR or its representatives. Without limiting the foregoing, this presentation is not and shall not be construed as an "advertisement" for purposes of the Investment Advisers Act of 1940, as amended, or an offer to purchase or sell, or the solicitation of an offer to purchase or sell, any security, service or product of or by any KKR entity, including but not limited to any investment advice, any investment fund, vehicle or account, any capital markets service, or any insurance product, including but not limited to (i) any investment funds, vehicles or accounts sponsored, advised or managed by (or any investment advice from) Kohlberg Kravis Roberts & Co. L.P., KKR Credit Advisors (US) LLC, KKR Credit Advisors (Ireland) or other subsidiary, (ii) any capital markets services by KKR Capital Markets LLC (“KCM”) or any KCM affiliate outside the United States, or (iii) any insurance product offered by, or other insurance-related vehicle sponsored or managed by, Accordia Life and Annuity Company, Commonwealth Annuity and Life Insurance Company, Forethought Life Insurance Company, Global Atlantic Re Limited or any Global Atlantic insurance company. Past Performance and Investment Returns Past performance is not a guarantee of future results. Information about any fund or strategy and investments made by such fund or strategy, including past performance of such fund, strategy or investment, is provided solely to illustrate KKR’s investment experience, and processes and strategies used by KKR in the past with respect to such funds or strategies. The performance information relating to KKR’s historical investments is not intended to be indicative of any fund’s or strategy’s future results or the future results of KKR. Certain funds or strategies are also relatively new and their limited historical results may not be indicative of results they will experience over a longer period of time. There can be no assurance that any KKR entity (including any KKR investment fund, vehicle or account, the KKR balance sheet or Global Atlantic insurance company) will achieve results comparable to any results included in this presentation, or that any investments made by KKR entity now, in the past or in the future will be profitable, or that KKR entities will find investment opportunities similar to any presented in connection with this presentation. Actual realized value of currently unrealized investments will depend on, among other factors, the value of the investments and market conditions at the time of disposition, related transaction costs, and the timing and manner of sale, all of which may differ from the assumptions and circumstances on which the currently unrealized valuations are based. Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein. Estimates and Assumptions Target, goal, hypothetical or estimated results, projections and other comparable phrases and concepts are hypothetical in nature and are shown for illustrative, informational purposes only. Except as otherwise specifically stated, this information is not intended to forecast or predict future events, but rather to show the hypothetical estimates calculated using the specific assumptions presented herein. It does not reflect any actual results, which may differ materially. Certain of the information has been made for illustrative purposes and may not materialize. No representation or warranty is made as to the reasonableness of the assumptions made or that all assumptions used in calculating the target, goal, hypothetical or estimated results have been stated or fully considered. Changes in the assumptions may have a material impact on the target, goal, hypothetical or estimated results presented. Target, goal, hypothetical or estimated results or projections may not materialize.

42 Forward Looking Statements This presentation contains certain forward-looking statements pertaining to KKR (including Global Atlantic and KJRM), including investment funds, vehicles and accounts managed by KKR and the insurance companies managed by Global Atlantic. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “think,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the declaration and payment of dividends in future quarters; the timing, manner and volume of repurchase of shares of common stock of KKR & Co. Inc.; the timing, manner and pricing of redemptions of preferred stock; future expectations related to Fee Related Earnings, After-tax Distributable Earnings, Book Value, Distributable Operating Earnings, and other measures and performance metrics; KKR’s ability to grow its AUM, to deploy its capital, to realize currently unrealized investment returns and the time period over which such events may occur; KKR’s ability to manage Global Atlantic’s and KJRM's investments; operation of Global Atlantic and KJRM following the closing of KKR’s acquisitions of each; the Global Atlantic and KJRM acquisitions' effects on KKR’s operating results; expansion and growth opportunities and other synergies resulting from the Global Atlantic and KJRM acquisitions and other acquisitions, reorganizations or strategic partnerships. These forward-looking statements are based on KKR’s (including Global Atlantic’s and KJRM's) beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR (including Global Atlantic and KJRM) or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, After-tax Distributable Earnings, capital invested, uncalled commitments, cash and short-term investments, Fee Related Earnings, adjusted EBITDA, book value, debt levels, outstanding shares of common stock of KKR & Co. Inc. and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the acquisition of Global Atlantic and KJRM; unforeseen liabilities or integration and other costs of the Global Atlantic and KJRM acquisitions and timing related thereto; changes in Global Atlantic’s or KJRM's business; distraction of KKR’s, Global Atlantic’s and KJRM's management or other diversion of resources within each company caused by the acquisitions; retention of key Global Atlantic and KJRM employees; Global Atlantic’s and KJRM's ability to maintain business relationships following the acquisitions; the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; foreign, federal, state and local governmental responses to the pandemic; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s, Global Atlantic’s and KJRM's business strategies including the ability to realize the anticipated synergies from acquisitions (including the Global Atlantic and KJRM acquisitions), strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s, Global Atlantic’s and KJRM's investments and decreased ability to raise funds; KKR’s, Global Atlantic’s and KJRM's compliance with laws applicable to their respective businesses; changes to Global Atlantic and KJRM as consolidated subsidiaries of KKR; ability of KKR to manage Global Atlantic’s and KJRM's investments; KKR’s control of Global Atlantic and KJRM; changes in Global Atlantic policyholders’ behaviors; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in KKR’s, Global Atlantic’s and KJRM's business; outcome of KKR’s, Global Atlantic’s and KJRM's litigation and regulatory matters, as applicable; and the degree and nature of KKR’s, Global Atlantic’s and KJRM's competition. These statements are subject to numerous risks, uncertainties and assumptions, including those listed in this Appendix and described under the section entitled “Risk Factors” in KKR & Co. Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as being exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in KKR’s filings with the SEC. All forward-looking statements speak only as of the date of this presentation. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Important Information – Other Legal Disclosures (cont'd)